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                        UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C.  20549

                  SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant   [  X  ]
Filed by a Party other than the Registrant  [      ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
[   ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[ X ]  Soliciting Material Pursuant to Rule 14a-12

                        AIRGAS, INC.
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      (Name of Registrant as Specified In Its Charter)


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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[   ]  Fee paid previously with preliminary materials.

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Investor Contact:                                      Media Contact:
Melissa Nigro (610) 902-6206                 James Ely (610) 902-6010
melissa.nigro@airgas.com                           jim.ely@airgas.com

For release:        Immediately

          AIRGAS RESPONDS TO SHAREHOLDER PROPOSAL;
                REAFFIRMS CORPORATE STRATEGY

     RADNOR, PA -- May 7, 2001 -- Airgas, Inc. (NYSE: ARG)

today announced that it would oppose a shareholder proposal

publicized on May 2, 2001 by Wynnefield Partners Small Cap

Value LP, which owns less than one percent of Airgas common

stock.

     The shareholder issued a news release to announce the

proposal, asking the Board to appoint a committee of outside directors to consider "strategic alternatives to maximize

current shareholder value."

     "While we will respond fully to the shareholder

proposal in this year's proxy statement, we believe that

this proposal is unnecessary.  Within the last year, the

Board has appointed a committee of independent directors to

review our strategies, which recently concluded that our

current strategies are the most appropriate for the Company

and our shareholders," said Airgas Chairman and CEO Peter

McCausland.

     "The committee sought the advice of independent

advisors to review the Company's strategic options and, as a result of that review, we concluded that the best course is

to execute on the strategies we have in place," added Board

Member Frank B. Foster III, chairman of the Special Committees of the Board of Directors.

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     Airgas recently announced that it would hold an analyst

meeting on May 16, 2001, at which time its senior management team will present its strategies in detail.

     Airgas, Inc. (NYSE: ARG) is the largest distributor of

industrial, medical and specialty gases and welding

equipment and one of the largest distributors of safety

supplies in the United States.  Airgas' integrated

distributor network consists of approximately 700 locations,

including branches, packaged gas fill plants, distribution

centers, and inbound and outbound telemarketing operations.

For more information on Airgas, please visit www.airgas.com.

     Stockholders are urged to read the definitive proxy

statement for Airgas' 2001 annual meeting when it becomes

available and any other relevant documents filed by Airgas

with the Securities and Exchange Commission because they

will contain important information.  The definitive proxy

statement will be sent to the Company's stockholders.  In

addition, you will be able to obtain the documents free of

charge at the website maintained by the SEC at www.sec.gov.

Also, you may obtain documents filed with the SEC by the

Company free of charge by requesting them in writing from

Airgas, Inc., 259 N. Radnor-Chester Road, Suite 100, Radnor,

Pennsylvania 19087-8675, Attention:  Secretary, or by

telephone at (610) 687-5253.

     Airgas, and its directors and executive officers, may

be deemed to be participants in the solicitation of proxies

from the Company's stockholders in connection with the

proposals to be presented at the 2001 annual meeting.

Information about the directors and executive officers of the

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Company and their ownership of Airgas stock is set forth in the proxy statement for Airgas' 2000 annual meeting of

stockholders and Airgas' 2000 annual report on Form 10-K

filed with the SEC on June 12, 2000.  Stockholders may

obtain additional information regarding the interests of

such participants by reading the definitive proxy statement

for the 2001 annual meeting when it becomes available.

                            # # #

Forward-looking Statements

This press release contains forward-looking statements about

Airgas within the meaning of the Private Securities

Litigation Reform Act of 1995, including statements

regarding Airgas' strategies for the future of the Company,

the Company's growth and profitability and the increase in

stockholder value.  These forward-looking statements involve risks and uncertainties.  Factors that could cause actual

results to differ materially from those predicted in any

such forward-looking statements include, but are not limited to, growth in same-store sales, Airgas' ability to control

costs and expenses, changes in customer buying patterns,

Airgas' ability to increase prices, increased competition,

Airgas' ability to consummate and successfully integrate

acquisitions and adverse economic conditions.  These and

other risks are detailed from time to time in Airgas'

periodic reports filed with the Securities and Exchange

Commission, including, but not limited to, its report on

Form 10-K for its fiscal year ended March 31, 2000 and Form

10-Q dated December 31, 2000.